UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023

CinCor Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41201	36-4931245
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Third Avenue, 6th Floor Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(844) 531-1834

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CINC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Introductory Note

On February 24, 2023, AstraZeneca Finance and Holdings Inc., a Delaware corporation (“Parent”) completed the previously announced acquisition of CinCor Pharma, Inc., a Delaware corporation (the “Company”), pursuant to an Agreement and Plan of Merger, dated as of January 8, 2023 (the “Merger Agreement”), by and among the Company, Parent and Cinnamon Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously disclosed, pursuant to the Merger Agreement, Purchaser commenced a tender offer to acquire all of the outstanding shares of common stock of the Company, par value $0.00001 per share (the “Shares”), at a price of (i) $26.00 per Share (the “Closing Amount”), in cash, plus (ii) one contingent value right (each, a “CVR”) per Share representing the right to receive a contingent payment of $10.00 per Share, in cash (the “Milestone Payment”) upon the achievement of the milestone set forth in, and subject to and in accordance with, the terms and conditions of that certain Contingent Value Right Agreement (the “CVR Agreement”), dated February 23, 2023, by and between Parent and American Stock Transfer & Trust Company, LLC, as rights agent (the Closing Amount plus one CVR collectively, the “Offer Price”), in each case, without interest, subject to any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 23, 2023 (as amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and other related materials, each as amended or supplemented from time to time, the “Offer”).

The Offer expired at one minute following 11:59 p.m., Eastern Time, on February 23, 2023 (such date and time, the “Expiration Time”) and was not extended. According to American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), 39,580,275 Shares were validly tendered and not validly withdrawn, representing approximately 86.3% of the issued and outstanding Shares as of the Expiration Time. As of the Expiration Time, a sufficient number of Shares were validly tendered and not validly withdrawn such that the minimum tender condition to the Offer was satisfied. Each condition to the Offer was satisfied or waived, and Purchaser irrevocably accepted for payment, on February 24, 2023, all Shares that were validly tendered and not validly withdrawn pursuant to the Offer. The Purchaser will promptly pay for all Shares accepted for payment pursuant to the Offer.

On February 24, 2023, following consummation of the Offer, Purchaser merged with and into the Company (the “Merger”), with the Company surviving as a direct wholly owned subsidiary of Parent. The Merger was governed by Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no vote of the stockholders of the Company required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares held by the Company (including in the Company’s treasury) or any direct or indirect wholly owned subsidiary of the Company, (ii) Shares held by Parent, Purchaser, or any other direct or indirect wholly owned subsidiary of Parent, (iii) Shares irrevocably accepted for purchase in the Offer and (iv) Shares held by stockholders of the Company who properly exercised and perfected their statutory rights of appraisal under the DGCL) was automatically converted into the right to receive the Offer Price, without interest and subject to any withholding of applicable taxes.

Pursuant to the Merger Agreement, each of the Company’s stock options (the “Options”) that was outstanding as of immediately prior to the Effective Time, except as specified in the Merger Agreement, was accelerated and became fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time.

Each vested Company Option that had an exercise price less than the Closing Amount (an “In-the-Money Option”) that was outstanding and unexercised as of immediately prior to the Effective Time was cancelled and converted into the right to receive, without interest (a) cash in an amount equal to the product of (1) the total number of Shares subject to such In-the-Money Option as of immediately prior to the Effective Time multiplied by (2) the excess of the Closing Amount over the exercise price payable per Share under such In-the-Money Option, and (b) one CVR for each Share subject to such In-the-Money Option.

Each vested Company Option that had an exercise price equal to or greater than the Closing Amount (an “Underwater Option”) that was outstanding was cancelled and converted into the right to receive, from time to time upon the occurrence of the Milestone Payment Date (as defined in the CVR Agreement), an amount in cash equal to the product of (a) the total number of Shares subject to such Underwater Option immediately prior to the Effective Time multiplied by (b) the amount, if any, by which (1) the Closing Amount plus the Milestone Payment exceeds (2) the exercise price payable per Share under such Underwater Option.

Each of the Company’s restricted stock unit awards (the “RSUs”) that was outstanding as of immediately prior to the Effective Time was, except as specified in the Merger Agreement, accelerated and became fully vested effective immediately prior to, and contingent upon, the Effective Time, and was canceled and converted into the right to receive, without interest (i) cash in an amount equal to (a) the total number of Shares issuable in settlement of such vested RSU immediately prior to the Effective Time multiplied by (b) the Closing Amount, and (ii) one CVR for each Share issuable in settlement of such vested RSU.

Each Share issued upon early exercise of an Option that was subject to vesting, repurchase or other lapse restrictions that was outstanding as of immediately prior to the Effective Time, was accelerated and became fully vested effective immediately prior to, and contingent upon, the Effective Time, and was treated as a Share in accordance with the terms of the Merger Agreement and received the Offer Price.

The holder of each of the Company’s warrants (the “Warrants”) that were outstanding and unexercised as of immediately prior to the Effective Time, at or following the Effective Time, were entitled to receive an amount in respect of each Share for which such Warrant is exercisable immediately prior to the Effective Time equal to (i) cash in an amount equal to the product of (a) the total number of Shares subject to such Warrant immediately prior to the Effective Time, multiplied by (b) the excess of (1) the Closing Amount over (2) the exercise price payable per Share under such Warrant, and (ii) one CVR with respect to each Share subject to such Warrant.

The total transaction value of the Offer and the Merger (including the CVRs) is approximately $1.8 billion. Parent provided Purchaser with the necessary funds to fund the Offer and the Merger through Parent’s or its controlled affiliates’ general corporate funds.

The foregoing summary of the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is incorporated herein by reference and attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.

The information contained in the Introductory Note and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the Company (i) notified The Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) halt trading of and delist the Shares effective before the opening of trading on February 24, 2023, and (B) file with the Securities and Exchange Commission (“SEC”) a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

Item 3.03.	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger pursuant to Section 251(h) of the DGCL, on February 24, 2023 a change of control of the Company occurred. At the Effective Time, the Company became a direct wholly owned subsidiary of Parent.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, effective as of the Effective Time, each of Marc de Garidel, David Allison, Ph.D., Maina Bhaman, M.B.A., James I. Healy, M.D., Ph.D., Troy Ignelzi, June Lee, M.D., Jason Pitts, Ph.D. and John F. Thero resigned as directors of the Company and from all committees of the board of directors of the Company.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of Purchaser as of immediately prior to the Effective Time, which consisted of David E. White and Kevin Durning, became the directors of the Company, and the officers of Purchaser as of immediately prior to the Effective Time became the officers of the Company. Information with respect to the new officers and directors is set forth in Schedule I to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(A) to the Schedule TO filed by AstraZeneca PLC, Parent and Purchaser on January 23, 2023.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of January 8, 2023, among CinCor Pharma, Inc., AstraZeneca Finance and Holdings Inc. and Cinnamon Acquisition, Inc. (incorporated by reference to Exhibit 2.1 to CinCor Pharma, Inc.’s Current Report on Form 8-K (No. 001-41201), filed January 9, 2023).

3.1	Fourth Amended and Restated Certificate of Incorporation of CinCor Pharma, Inc. (filed herewith)

3.2	Second Amended and Restated Bylaws of CinCor Pharma, Inc. (filed herewith)

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2023

	By:	/s/ David E. White
	Name:	David E. White
	Title:	President